                                   EXHIBIT 2.1

                               LICENSING AGREEMENT

         This LICENSING AGREEMENT ("Agreement"), dated as of August 21, 1996, by and between ELI LILLY AND COMPANY, an Indiana corporation with offices located at Lilly Corporate Center, Indianapolis, Indiana 46285 ("Lilly"), and DURA PHARMACEUTICALS, INC., a California corporation with offices located at 5880 Pacific Center Boulevard, San Diego, California 92121-4204 ("Dura").

                                    RECITALS

         1. Lilly is engaged, among other things, in the business of manufacturing, marketing and selling anti-infective pharmaceutical products; and

         2. Subject to the terms and conditions set forth in this Agreement, Lilly wishes to license to Dura and Dura wishes to license from Lilly certain rights under certain of the assets which Lilly uses in the conduct of its anti-infective pharmaceutical business.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    SECTION 1
                                   DEFINITIONS

         For purposes of this Agreement, the following terms shall have the meanings set forth below:

         "Activities" shall mean the manufacturing, marketing and selling of the Products in the United States as conducted on the Closing Date by Lilly.

         "Affiliates" shall mean, with respect to any Person, any Persons directly or indirectly controlling, controlled by, or under common control with, such other Person. For purposes hereof, the term "controlled" (including the terms "controlled by" and "under common control with"), as used with respect to any




*Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed with The Secretary of the Commission without the Mark pursuant to the Company's application requesting confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Person, shall mean the direct or indirect ability or power to direct or cause the direction of management policies of such Person or otherwise direct the affairs of such Person, whether through ownership of voting securities or otherwise.

         "Assumed Liabilities" shall have the meaning set forth in Section 2.5 hereof.

         "Bulk Patents" shall include those United States patent applications pending or filed by Lilly or its Affiliates (or the rights to which have been assigned to Lilly) as of the date hereof relating to bulk cefaclor and bulk cephalexin and those patents set forth on Schedule 5.4 hereto, including any patent application or patent which constitutes an extension, registration, confirmation, reissue, renewal, reexamination or continuation-in-part of such patent application or patent. Notwithstanding anything herein to the contrary, "Bulk Patents" shall not include any Product Patents whatsoever.

         "Bulk Technology" shall mean all of Lilly's Bulk Patents, technology, know-how and all other information necessary to the manufacture of bulk cefaclor and bulk cephalexin. Notwithstanding anything herein to the contrary, "Bulk Technology" shall not include any Product Technology whatsoever.

         "Ceclor(R) CD" shall mean cefaclor extended release tablets in 375 mg and 500 mg presentations and all other dosage strengths and sizes that may, pursuant to applicable laws and regulations, be manufactured, marketed and sold in the United States under the approved NDA, together with all expansions and improvements to Ceclor CD which may be included in any supplement, modification or addition to the NDA.

         "Closing Date" shall have the meaning given in Section 4.3 hereof.

         "Copyrights" shall mean all of Lilly's copyright rights in the United States that are used or exercised by Lilly solely in connection with the Activities, including, without limitation, Lilly's copyright rights in the Marketing and Pricing Data and the Marketing Materials.

         "Damages" shall mean any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses, court costs, and reasonable fees and disbursements of counsel, consultants and expert witnesses incurred by a party hereto (including interest which may be imposed in connection therewith).

         "FDA" shall mean the United States Food and Drug Administration.

         "Indemnified Party" shall have the meaning given in Section 8.2 hereof.

         "Indemnifying Party" shall have the meaning given in Section 8.2 hereof.

         "Intellectual Property" shall mean, collectively, (i) the Copyrights,
(ii) the Trademarks, and (iii) the Marketing Materials.

         "Keftab" shall mean cephalexin hydrochloride in a 500 mg presentation and all other dosage strengths and sizes that may, pursuant to applicable laws and regulations, be manufactured, marketed and sold in the United States under the approved NDA, together with all expansions and improvements to Keftab which may be included in any supplement, modification or addition to the NDA.

         "Licensed Assets" shall have the meaning set forth in Section 2.1 hereof.

         "Manufacturing Agreement" shall mean the Manufacturing Agreement, dated as of the date of this Agreement, between Lilly and Dura, which provides for the manufacture by Lilly of the Products for Dura for the period specified therein.

         "Marketing and Pricing Data" shall mean, with respect to Keftab, all Lilly customer lists, sales data, price lists and, subject to confidentiality obligations to third parties, all other pricing information in the possession or control of Lilly relating solely to sales of Keftab occurring in the most recent 12-month period prior to the date of this Agreement for which such information is available.

         "Marketing Materials" shall mean all labeling, marketing and promotional materials and inserts currently used by Lilly solely in connection with the Activities.

         "NDAs" shall have the meaning set forth in Section 2.1(a).

         "Net Sales" shall mean, with respect to the Products, the gross amount invoiced to unrelated third parties for the Products in the United States, less:

                  (a)      Trade, quantity and cash discounts allowed;

                  (b) Commissions, discounts, refunds, rebates, chargebacks, retroactive price adjustments and any other allowances which effectively reduce the net selling price; and

                  (c)      Product returns, credits and allowances.

         Such amounts shall be determined from books and records maintained in accordance with GAAP, consistently applied.

         "PDMA" shall mean the Prescription Drug Marketing Act of 1987, as amended from time to time, together with any rules or regulations promulgated thereunder.

         "Person" shall mean a natural person, a corporation, a partnership, a trust, a joint venture, a limited liability company, any governmental authority or any other entity or organization.

         "Product Patents" shall include those United States patent applications pending or filed by Lilly or its Affiliates (or the rights to which have been assigned to Lilly) as of the date hereof relating to the Products and those patents set forth on Schedule 5.4 hereto including any patent application or patent which constitutes an extension, registration, confirmation, reissue, renewal, reexamination or continuation-in-part of such patent application or patent. Notwithstanding anything herein to the contrary, "Product Patents" shall not include any Bulk Patents whatsoever.

         "Product Technology" shall mean all of Lilly's Product Patents, technology, know-how and all other information necessary to the manufacture of the

Products. Notwithstanding anything herein to the contrary, "Product Technology" shall not include any Bulk Technology whatsoever.

         "Products" shall mean Ceclor CD and Keftab.

         "Promotional Materials" shall mean any tangible advertising and promotional labeling bearing a Product name (trade name or generic name) used in the promotion of the Product including promotional materials produced by Dura (examples include, but are not limited to, journal ads, brochures, service items, managed care pull through sheets, formulary presentations, price lists, monographs, Internet pages and telephone or television advertisements) and materials produced by outside sources (examples include, but are not limited to, medical reprints, textbooks and CME materials) to the extent funded by, created in cooperation with, reviewed, or distributed by Dura. The definition of Promotional Materials shall also include press releases and other releases of information to the media regarding any Product.

         "Trademarks" shall mean all of Lilly's right, title and interest in and to:

                 (a)       the United States trademark CECLOR(R) CD;

                 (b)       the United States registered trademark KEFTAB(R), U.
                           S. Trademark registration number 1,473,842, registration date January 26, 1988; and

                 (c) all registrations thereof, all variations thereof and logos used in connection therewith, and all goodwill associated therewith.

         With respect to Ceclor CD, "Trademarks" shall include the non-exclusive license from Lilly to use the U. S. Registered Trademark CECLOR(R), registration number 1,101,155, registration date September 5, 1978, solely in connection with the trademark CECLOR(R) CD.

         "United States" shall mean the fifty (50) states and the District of Columbia comprising the United States of America.

                                    SECTION 2

   GRANT OF LICENSES, OPTION TO TRANSFER ASSETS, AND ASSUMPTION OF LIABILITIES

         2.1 Grant of Marketing and Sales Licenses. Upon the terms and subject to the conditions of this Agreement, Lilly hereby grants to Dura:

                  (a) an exclusive, even as to Lilly (except as set forth in Section 2.8 of this Agreement), license under the following assets solely for the purpose of marketing and selling the Products in the United States (such assets are referred to herein collectively as the "Licensed Assets"):

                           (i) all of Lilly's rights under the approved New Drug Applications filed by Lilly with the FDA for each Product, and all subsequent submissions thereto (collectively, the "NDAs"), which NDAs are described in
                                    SCHEDULE 2.1(a);

                           (ii)     the Intellectual Property;

                           (iii)    the Marketing and Pricing Data; and

                  (b) a non-exclusive, limited license to use the registered trademark CECLOR(R), registration number 1,101,155, registration date September 5, 1978, solely in connection with the trademark CECLOR(R)CD. With respect to such license, Dura shall ensure that any use of CECLOR(R)on or in Promotional Materials
                           (i) shall not cause confusion as to source of origin or adversely affect the goodwill of Lilly in CECLOR(R), (ii) shall not be false or misleading with regard to Ceclor(R)or violate in any other manner Dura's obligations under Section 7.3, and (iii) shall be consistent in manner and style with the Promotional Materials reviewed by Lilly and pre-cleared by the FDA for use in the launch by Dura of CECLOR(R)CD.

         2.2 Grant of Technology Licenses. Subject to the terms of this Agreement and the Manufacturing Agreement, Lilly hereby grants to Dura:

                  (a) an exclusive, even as to Lilly (except as set forth in Section 2.8 of this Agreement), license to the Product Patents and Product Technology solely for the purposes of manufacturing, or having manufactured, marketing and selling the Products for sale within the United States, solely to the extent such action is authorized by, and in accordance with, the provisions of this Agreement and the Manufacturing Agreement, and

                  (b) a non-exclusive, limited license to the Bulk Patents and Bulk Technology solely for the purpose of manufacturing, or having manufactured, the Products for sale within the United States and solely to the extent such manufacturing is authorized by, and in accordance with, the provisions of this Agreement and the Manufacturing Agreement.

         2.3 Excluded Assets. Anything herein to the contrary notwithstanding, the Licensed Assets exclude the trademarks "ELI LILLY AND COMPANY" and "LILLY" and any variation thereof and any other rights in or to such names.

         2.4 Lilly's Option to Transfer Licensed Assets. At any time after Lilly has ceased to provide Dura with bulk cefaclor and/or bulk cephalexin pursuant to and in accordance with the terms of the Manufacturing Agreement, Lilly shall have the right and option, upon twelve (12) months prior written notice to Dura, to assign, transfer and convey to Dura all of Lilly's right, title and interest in and to the Licensed Assets (including the underlying NDA(s)) and Dura hereby agrees to accept such assignment, transfer and conveyance. To effectuate the assignment, transfer and conveyance of the Licensed Assets, Lilly shall execute and deliver to Dura at the end of the twelve (12) month notice period: (i) a Bill of Sale (substantially in the form of EXHIBIT A), (ii) a Trademark Assignment

(substantially in the form of EXHIBIT B), (iii) a Copyright Assignment (substantially in the form of EXHIBIT C), and (iv) a certificate, dated as of the date of the transfer of the Licensed Assets and executed by an officer of Lilly, certifying that the representations and warranties set forth in Sections 5.3, 5.4, 5.5, 5.6, and 5.7 of this Agreement are true and correct as of such date. The licenses granted to Dura pursuant to Section 2.2 hereof shall remain in effect in accordance with the provisions of this Agreement and the Manufacturing Agreement.

         2.5 Liabilities Assumed by Dura. Except as otherwise provided in this Agreement, Dura hereby assumes and agrees to bear and be responsible for and to perform and satisfy all responsibilities, duties (including, without limitation, compliance with all applicable laws and regulations), obligations, claims, Damages, liabilities, burdens and problems of any nature whatsoever (collectively, the "Obligations") associated directly or indirectly with Dura's licensing, operation and/or use of the Licensed Assets (and ownership of the Licensed Assets in the event of transfer of the Licensed Assets by Lilly to Dura pursuant to Section 2.4), as well as those associated directly or indirectly with the manufacture (but only after the manufacturing has been transferred to Dura pursuant to the provisions of the Manufacturing Agreement), marketing and sale of the Products from and after the Closing Date, including, without limitation, all recalls, all warranty claims and all product liability claims (without regard to the nature of the causes of action alleged or theories of recovery asserted) arising in connection with Products sold on or after the Closing Date, except for (i) those Obligations with respect to which Lilly is providing indemnification pursuant to the provisions of Section 8.1 of this Agreement, and (ii) the hereinafter defined Excluded Liabilities, which items shall remain the responsibility of Lilly as set forth herein. All of the foregoing are hereinafter collectively referred to as the "Assumed Liabilities."

         2.6 Liabilities Not Assumed by Dura. Anything herein to the contrary notwithstanding, Dura shall not be deemed to assume any of the following (collectively, the "Excluded Liabilities"):

                  (a) Any Damages arising out of a claim of any third party with respect to Lilly's activities relating to the Products prior to the Closing Date.

                  (b) Any Damages arising out of any claim of any third party in connection with Lilly's activities in manufacturing the Products for Dura under the Manufacturing Agreement;

                  (c) Any Damages arising out of any claim by the FDA that Lilly has failed to fulfill Lilly's regulatory obligations in connection with the NDAs (unless such Damages arise as a result of any action or inaction on the part of Dura);

                  (d) Any Damages arising with respect to the manufacture, marketing or sale of the Products prior to the Closing Date; and

                  (e) Any Damages arising out of any claim of any third party relating to the Product Patents, the Product Technology, the Bulk Patents or the Bulk Technology (unless such Damages arise as a result of any action or inaction on the part of Dura).

         2.7 Sublicenses. This Agreement and the licenses granted herein shall not, except as expressly provided herein, be sublicensed by Dura without the prior written consent of Lilly, which consent shall not be unreasonably withheld; provided, however, that such consent shall be conditioned upon the following:

                  (a) Dura shall inform Lilly in advance of the identity of the potential sublicensee and the scope of work it will be engaged to perform;

                  (b) Lilly shall have the opportunity to prohibit such sublicense for good cause shown;

                  (c) the potential sublicensee to which Lilly consents shall enter into an agreement of confidentiality and non-use substantially similar to that set forth in
                           Section 7.5 of this Agreement; and

                  (d) Dura shall guarantee the performance of such sublicensee in a form reasonably acceptable to Lilly.

         2.8 Lilly Retained Rights. Anything herein contained to the contrary notwithstanding, Lilly shall retain at all times during the term of this Agreement, and shall bear all costs associated with, all rights necessary: (a) to manufacture, or to have manufactured, the Products for Dura under the Manufacturing Agreement and otherwise fulfill its obligations under this Agreement, (b) to make or have the Products made in the United States to use or sell the Products outside of the United States, (c) to make such changes as Lilly may deem reasonably appropriate in connection with any differing approach to manufacturing it may adopt in a facility(ies) in which any of the Products are produced, and (d) to make or have made in the United States to use or sell in or outside of the United States bulk cefaclor and bulk cephalexin subject to the licenses granted to Dura under Section 2.2 of this Agreement; provided, however, that the rights retained by Lilly in subsection (a), above, shall terminate effective upon the termination of the Manufacturing Agreement and Dura's rights under Section 2.2 shall thereafter be effective in accordance with the terms of this Agreement.

         2.9 No Inurement. Lilly retains ownership of all right, title, and interest in and to the registered trademark CECLOR(R), registration number 1,101,155, registration date September 5, 1978, except those rights specifically granted to Dura in Section 2.1(b), above. Without limiting the foregoing, all use by Dura of the registered trademark CECLOR(R) shall inure solely to the benefit of Lilly.

                                    SECTION 3
                                    PAYMENTS

         In consideration of Lilly granting to Dura the licenses and other rights herein contained, Dura shall pay the following amounts to Lilly:

         3.1 Payment Upon Signing. On the Closing Date, Dura shall pay to Lilly the sum of One Hundred Million Dollars ($100,000,000) by Federal Reserve electronic wire transfer in immediately available funds to an account designated by Lilly.

         3.2 Annual Payments. Subject to the provisions set forth in Section 3.3, Dura shall pay the following amounts to Lilly, on the scheduled due dates, by Federal Reserve electronic wire transfer in immediately available funds to an account designated by Lilly:

                              Amount                            Due Date
                              ------                            --------
               ********************************              *************
               ********************************              *************
               ********************************              *************
               ********************************              *************
               ********************************              *************

         3.3 Availability of Competitive Product. Dura shall not be required to make any of the scheduled payments to Lilly as set forth in Section 3.2, above, if, *************************************************************************
********************************************************************************
*************************************************************************
***********************************************************************
*****************************************************************************
**********************************************************************
**************************************************************************
********************************************************************************
********************* Dura agrees that neither it nor any of its Affiliates shall, directly

*Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed with The Secretary of the Commission without the Mark pursuant to the Company's application requesting confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

or indirectly, assist any third party in making a competitive Product available for purchase in accordance with the terms of this Section 3.3 until on or after
************.

         3.4 Audits. Lilly and Dura shall each keep full and accurate books and records relating to the performance required of it under this Agreement. Each party shall have the right, during regular business hours and upon reasonable advance notice, to have such books and records of the other party audited so as to verify the accuracy of the information previously reported to the requesting party. The party requesting the audit shall, for purposes of such audit, utilize only the services of the other party's regular outside certified public accounting firm. As of the date of this Agreement, Lilly's regular outside certified public accounting firm is Ernst & Young and Dura's is Deloitte & Touche, LLP. Such audit may cover the two (2) calendar years preceding the date of the request for such audit, and shall occur no more frequently than one (1) time per calendar year. Such accountants shall keep confidential any information obtained during such audit and shall report to the requesting party and the other party only their conclusions. The cost of such audit shall be borne by the party requesting the audit; however, in the event such audit reveals that the information previously reported to the requesting party deviates by five percent (5%) or more from that revealed by the audit, the cost of the audit shall be borne by the other party. Dura shall include in all sublicenses an audit provision substantially similar to the foregoing requiring the sublicensee to keep full and accurate books and records relating to the Products and granting Lilly the right to have an independent public accounting firm audit the accuracy of the information reported by the sublicensee in connection therewith.

         3.5 Refund. Except as set forth below in this Section 3.5, Dura shall pay to Lilly the amounts described in Sections 3.1 and 3.2 without offset, refund or other relief:

                  (a) In the event that (i) Lilly breaches any of its representations, warranties or covenants contained in this Agreement or the Manufacturing Agreement (collectively, a "Termination Event") (other than a Termination Event directly or indirectly caused by the action or inaction of

*Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed with The Secretary of the Commission without the Mark pursuant to the Company's application requesting confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                           Dura) and such breach results in Dura's being able to terminate this Agreement with respect to one or both Products pursuant to the provisions of Section 9 hereof or the Manufacturing Agreement pursuant to the provisions of Section 6 thereof, or (ii) a force majeure event occurs to Lilly that would permit Dura to terminate the Manufacturing Agreement with respect to one or both Products pursuant to Section 8.14 thereunder ("Force Majeure Event" and collectively with a Termination Event, the "Refund Event"), Lilly shall refund (or, if not yet paid by Dura, Dura shall not be obligated to pay) a portion of the amounts otherwise paid or due pursuant to such sections according to the following schedule:

                                                                  Lilly shall refund
If the Refund Event Occurs:                                     (or Dura may withhold):
- ------------------------------------------------------------------------------------------------
                                                          For a Ceclor CD         For a Keftab
                                                           Refund Event           Refund Event
- ------------------------------------------------------------------------------------------------
On or ************************                              ***********              ***********
- ------------------------------------------------------------------------------------------------
After ***************** and on or before ********
********                                                    ***********              ***********
- ------------------------------------------------------------------------------------------------
After ***************** and on or before ********
********                                                    ***********              ***********
- ------------------------------------------------------------------------------------------------
After ***************** and on or before ********
********                                                    ***********              ***********
- ------------------------------------------------------------------------------------------------
After ***************** and on or before ********
********                                                    ***********              ***********
- ------------------------------------------------------------------------------------------------
After ***************** and on or before ********
********                                                    ***********              ***********
- ------------------------------------------------------------------------------------------------
After ***************** and on or before ********
********                                                    ***********              ***********
- ------------------------------------------------------------------------------------------------
After ***************** and on or before ********
********                                                    ***********              ***********
- ------------------------------------------------------------------------------------------------
After ***************** and on or before ********
********                                                    ***********              ***********
- ------------------------------------------------------------------------------------------------
After ***************** and on or before ********
********                                                    ***********              ***********
- ------------------------------------------------------------------------------------------------
Thereafter                                                      -0-                      -0-
- ------------------------------------------------------------------------------------------------

                  (b) In addition to the right to refund set forth in subparagraph (a), above, Dura shall have a fully paid-up exclusive license as set forth in Section 2.1; ***********************************************
                           ****************************************************
                           ****************************************************
                           ****************************************************
                           ****************************************************
                           ****************************************************
                           ****************************************************
                           ****************************************************

         3.6 Late Payments. Any amounts not paid by Dura when due under this Agreement or the Manufacturing Agreement shall be subject to interest from and including the date payment is due through and including the date upon

*Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed with The Secretary of the Commission without the Mark pursuant to the Company's application requesting confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

which Lilly has collected immediately available funds in an account designated by Lilly at a rate equal to the sum of two percent (2%) plus the prime rate of interest quoted in the Money Rates section of The Wall Street Journal, calculated daily on the basis of a 360-day year, or similar reputable data source.

         3.7 No Excuse. Dura shall not be excused from or relieved of its obligations to pay the amounts described in this Section 3 by any claimed or actual event of force majeure, commercial or other impracticability or impossibility, or frustration of essential purpose, except to the extent otherwise provided in this Agreement or Manufacturing Agreement.

                                    SECTION 4
               CONDITIONS PRECEDENT TO THE CLOSING; CLOSING DATE;
                                TERM OF AGREEMENT

         4.1 Conditions Precedent to Dura's Obligations. Subject to waiver as set forth in Section 10.3, all obligations of Dura to close the transactions contemplated under this Agreement are subject to the fulfillment or satisfaction of each of the following conditions precedent:

                  (a) Representations and Warranties True as of the Closing Date. The representations and warranties of Lilly contained in this Agreement or in any schedule, certificate or document delivered by Lilly to Dura pursuant to the provisions hereof shall have been true on the date hereof and shall be true on the Closing Date with the same effect as though such representations and warranties were made as of such date.

                  (b) Compliance with this Agreement. Lilly shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or by the Closing Date.

                  (c) Closing Certificate. Dura shall have received a certificate from Lilly, executed by an officer of Lilly, certifying in such detail as Dura may reasonably request that the conditions specified in Sections 4.1(a) and 4.1(b), above, have been fulfilled and certifying that Lilly has obtained all consents and approvals required by Section 4.1(e), below.

                  (d) No Threatened or Pending Litigation. On the Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall, to the best of Lilly's knowledge, be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or, to the best of Lilly's knowledge, threatened.

                  (e) Consents and Approvals. Lilly shall have either received notice from the Federal Trade Commission (the "FTC") of early termination of the waiting period provided by Section 7A(b)(1) of the Clayton Act and Section 803.10(b) of the premerger notification rules or such waiting period shall have expired with no further action required by the FTC on the part of Lilly.

         4.2 Conditions Precedent to Lilly's Obligations. Subject to waiver as set forth in Section 10.3, all obligations of Lilly to close the transactions contemplated under this Agreement are subject to the fulfillment or satisfaction of each of the following conditions precedent:

                  (a) Representations and Warranties True as of the Closing Date. The representations and warranties of Dura contained in this Agreement or in any schedule, certificate or document delivered by Dura to Lilly pursuant to the provisions hereof shall have been true on the date hereof and shall be true on the Closing Date with the same effect as though such representations and warranties were made as of such date.

                  (b) Compliance with this Agreement. Dura shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or by the Closing Date.

                  (c) Closing Certificate. Lilly shall have received a certificate from Dura, executed by an officer of Dura, certifying in such detail as Lilly may reasonably request that the conditions specified in Sections 4.2(a) and 4.2(b), above, have been fulfilled and certifying that Dura has obtained all consents and approvals required by Section 4.2(e), below.

                  (d) No Threatened or Pending Litigation. On the Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall, to the best of Dura's knowledge, be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or, to the best of Dura's knowledge, threatened.

                  (e) Consents and Approvals. Dura shall have either received notice from the FTC of early termination of the waiting period provided by Section 7A(b)(1) of the Clayton Act and Section 803.10(b) of the premerger notification rules or such waiting period shall have expired with no further action required by the FTC on the part of Dura.

         4.3      Closing Date.

                  (a) Subject to Section 4.3(b), below, the closing of the transactions contemplated by this Agreement shall take place at 10:00 a.m., local time, on the business day following the day on which the last of the certificates required by Sections 4.1(c) and 4.2(c) has been delivered by one party to the other or on such other date as may be mutually agreed upon in writing by the parties (the "Closing Date") at the offices of Eli Lilly and Company, Lilly Corporate Center, Indianapolis, Indiana. Each party hereby agrees to use its best efforts to deliver the certificate described herein to the other in a timely manner.

                  (b) If the closing of the transactions contemplated hereby shall not have taken place on or before November 1, 1996, or such later date as shall be mutually agreed to in writing by Lilly and Dura, because the conditions described in Sections 4.1(e) and 4.2(e), above, have not been satisfied, then Lilly and Dura agree to discuss in good faith which substantive terms set forth in this Agreement, the Manufacturing Agreement, or any document attached thereto need to be modified as a result of the delay in such closing. Each party hereby agrees to use its best efforts to consummate the transactions contemplated herein, as modified, on or before such November 1 date; provided, however, that if the parties are unable to close the transactions contemplated hereby by December 20, 1996, or such later date as shall be mutually agreed to in writing by Lilly and Dura, then all of the rights and obligations of the parties under this Agreement shall terminate without liability.

         4.4 Term. The term of this Agreement shall begin upon the Closing Date and, unless sooner terminated as hereinafter provided, shall end upon the fortieth (40th) annual anniversary thereof.

                                    SECTION 5
                     REPRESENTATIONS AND WARRANTIES OF LILLY

         Lilly hereby represents and warrants to Dura that, as of the date hereof:

         5.1 Organization, Power and Authority. Lilly is a corporation duly organized and validly existing under the laws of the State of Indiana. Lilly has all necessary corporate power and authority to enter into, and be bound by the terms and conditions of, this Agreement, the Manufacturing Agreement, and to license the Licensed Assets, Product Technology, and Bulk Technology to Dura pursuant hereto.

         5.2 Due Authority; No Breach. The execution, delivery and performance by Lilly of this Agreement, the Manufacturing Agreement, and each agreement or instrument contemplated by this Agreement, and the performance of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action by Lilly. This Agreement and the Manufacturing Agreement are, and each agreement or instrument contemplated by this Agreement, when executed and delivered by Lilly in accordance with the provisions hereof, will be (assuming the due execution and delivery hereof and thereof by Dura) the legal, valid and binding obligation of Lilly, in each case enforceable against Lilly in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or similar laws from time to time in effect which affect the enforcement of creditors' rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies against Lilly. All persons who have executed this Agreement or the Manufacturing Agreement on behalf of Lilly, or who will execute on behalf of Lilly any agreement or instrument contemplated by this Agreement or the Manufacturing Agreement, have been duly authorized to do so by all necessary corporate action. Neither the execution and delivery of this Agreement or the Manufacturing Agreement by Lilly, or any such other agreement or instrument by Lilly, nor the performance of the obligations contemplated hereby and thereby, will (i) conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of the Articles of Incorporation or By-laws of Lilly or any material contract or any other material obligation to which Lilly is a party or to which it is subject or bound, or (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency, arbitrator or governmental body against, or affecting or binding upon, Lilly or upon the securities, property or business of Lilly, or (iii) constitute a violation by Lilly of any applicable law or regulation of any jurisdiction as such law or regulation relates to Lilly, or to the property or business of Lilly except for such conflict, acceleration, default, breach or violation that is not reasonably likely to have a material adverse effect on Lilly's ability to perform its obligations under this Agreement or under any agreement or instrument contemplated hereby.

         5.3 NDAs. Lilly has furnished Dura with access to a complete copy of each of the NDAs, including all material amendments and supplements thereto. Lilly is the lawful holder of all rights under each of the NDAs. Although the Keftab NDA is not "state-of-the-art", to the best of Lilly's knowledge, Lilly has complied in all material respects with all applicable laws and regulations in connection with the preparation and submission to the FDA of each of the NDAs, and each of the NDAs has been approved by, and nothing has come to the attention of Lilly which has, or reasonably should have, led Lilly to believe that any of the NDAs are not in good standing with, the FDA. Lilly has filed with the FDA all required notices, supplemental applications and annual or other reports, including adverse experience reports, with respect to each NDA (to the extent applicable with respect to the Ceclor CD NDA) which are material to the ability of Lilly to conduct the Activities. There is no pending or overtly threatened action by the FDA which will have a material adverse effect on the Activities and, to the best of Lilly's knowledge, no future action by the FDA is required to lawfully market the Products. Except for the representations contained in this Section 5.3, upon which Dura is relying (which Lilly hereby acknowledges), Dura has had full and adequate opportunity to review and evaluate the NDAs and Dura is relying solely upon its own judgment and experience in connection therewith.

         5.4 Intellectual Property. Set forth on SCHEDULE 5.4 hereto is a list of all Intellectual Property, Product Patents, and Bulk Patents. Except as set forth on SCHEDULE 5.4 hereto, (i) Lilly is the lawful owner of the Intellectual Property, Product Technology, and Bulk Technology, (ii) Lilly can license the Intellectual Property, Product Technology, and Bulk Technology without the consent of any third party, (iii) there is no pending or overtly threatened claim against Lilly asserting that any of the Intellectual Property, Product Technology, or Bulk Technology infringes or violates the rights of third parties or that Dura, by practicing under the Licensed Assets in running the Activities, would violate any of the intellectual property rights of any third party, and (iv) nothing has come to the attention of Lilly which has, or reasonably should have, led Lilly to believe that the Intellectual Property, Product Technology, and Bulk Technology infringe or violate the right of third parties. Except as set forth on SCHEDULE 5.4 hereto, Lilly has not given any notice to any third parties asserting infringement by such third parties upon any of the Intellectual Property, Product Technology, or Bulk Technology. Lilly is not aware of and has not received any communications challenging the ownership, validity or effectiveness of the Intellectual Property, the Product Technology, the Bulk Technology, or any other intellectual property rights relating to the Activities. Lilly has not granted any right to any third party relating to the Activities which would violate the terms of or conflict with the rights granted to Dura pursuant to this Agreement or the Manufacturing Agreement.

         5.5 Technology Rights. The Product Patents and the Product Technology contain all the technology, patents, know-how, trade secrets and other intellectual property necessary to manufacture the Products. The Bulk Patents and the Bulk Technology contain all the technology, patents, know-how, trade secrets and other intellectual property necessary to manufacture bulk cefaclor and bulk cephalexin.

         5.6 Litigation. There are no pending or, to the best of Lilly's knowledge, threatened judicial, administrative or arbitral actions, claims, suits or proceedings pending as of the date hereof against Lilly relating to the Activities, the Licensed Assets, the Product Patents or the Bulk Patents which, either individually or together with any other, would have a material adverse effect on the Activities, the Licensed Assets, the Product Patents or the Bulk Patents or the ability of Lilly to perform its obligations under this Agreement or any agreement or instrument contemplated hereby. Except as set forth on
SCHEDULE 5.4 hereto, there are no pending actions or suits relating to the Activities, the Licensed Assets, the Product Patents or the Bulk Patents brought by Lilly against others.

         5.7 Governmental Approval. No consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution, delivery and performance of this Agreement, or any agreement or instrument contemplated by this Agreement, by Lilly or the performance by Lilly of its obligations contemplated hereby and thereby other than (a) the filings required of both parties pursuant to the Hart-Scott-Rodino Antitrust Improvements Act (the "H-S-R Act"), and (b) in the case of Lilly exercising its right to assign, transfer and convey the Licensed Assets to Dura pursuant to Section 2.4, the information submissions to the FDA provided for in Section 7.1 and compliance with FDA requirements, if any, in connection therewith.

         5.8 Brokerage. No broker, finder or similar agent has been employed by or on behalf of Lilly, and no Person with which Lilly has had any dealings or communications of any kind is entitled to any brokerage commission, finder's fee or any similar compensation, in connection with this Agreement or the transactions contemplated hereby.

         5.9 Implied Warranties. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 5, LILLY MAKES NO REPRESENTATION OR WARRANTY AS TO THE LICENSED ASSETS, THE PRODUCT PATENTS, THE BULK PATENTS, THE PRODUCT TECHNOLOGY, THE BULK TECHNOLOGY OR THE ACTIVITIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND LILLY SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED OR STATUTORY WARRANTIES. Without limiting the foregoing, Dura acknowledges that it has not and is not relying upon any implied warranty of merchantability, fitness for a particular purpose or otherwise, or upon any representation or warranty whatsoever as to the prospects (financial, regulatory or otherwise), or the validity or likelihood of success of the Activities after the date of this Agreement.

                                    SECTION 6
                     REPRESENTATIONS AND WARRANTIES OF DURA

        Dura represents and warrants to Lilly that, as of the date hereof:

         6.1 Organization, Power and Authority. Dura is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Dura has all necessary corporate power and authority to enter into, and be bound by the terms and conditions of, this Agreement, the Manufacturing Agreement, and to license the Licensed Assets, the Product Technology, and the Bulk Technology from Lilly pursuant hereto.

         6.2 Due Authority; No Breach. The execution, delivery and performance by Dura of this Agreement, the Manufacturing Agreement, and each agreement or instrument contemplated by this Agreement, and the performance of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action by Dura. This Agreement and the Manufacturing Agreement are, and each agreement or instrument contemplated by this Agreement, when executed and delivered by Dura in accordance with the provisions hereof, will be (assuming due execution and delivery hereof and thereof by Lilly) the legal, valid and binding obligation of Dura, in each case enforceable against Dura in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or similar laws from time to time in effect which affect the enforcement of creditors' rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies against Dura. All persons who have executed this Agreement or the Manufacturing Agreement on behalf of Dura, or who will execute on behalf of Dura any agreement or instrument contemplated by this Agreement or the Manufacturing Agreement, have been duly authorized to do so by all necessary corporate action. Neither the execution and delivery of this Agreement or the Manufacturing Agreement by Dura, or any such other agreement or instrument by Dura, nor the performance of the obligations contemplated hereby and thereby, will (i) conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of the Articles of Incorporation or By-laws of Dura or any material contract or any other material obligation to which Dura is a party or to which it is subject or bound, or (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency, arbitrator or government body against, or affecting or binding upon, Dura or upon the securities, property or business of

Dura, or (iii) constitute a violation by Dura of any applicable law or regulation of any jurisdiction as such law or regulation relates to Dura or to the property or business of Dura, except for such conflict, acceleration, default, breach or violation that is not reasonably likely to have a material adverse effect on Dura's ability to perform its obligations under this Agreement or any agreement or instrument contemplated hereby.

         6.3 Brokerage. No broker, finder or similar agent has been employed by or on behalf of Dura and no Person with which Dura has had any dealings or communications of any kind is entitled to any brokerage commission, finder's fee or any similar compensation, in connection with this Agreement or the transactions contemplated hereby.

         6.4 Litigation. There are no pending or, to the best of Dura's knowledge, threatened judicial, administrative or arbitral actions, claims, suits or proceedings pending as of the date hereof against Dura which, either individually or together with any other, will have a material adverse effect on the ability of Dura to perform its obligations under this Agreement or any agreement or instrument contemplated hereby.

         6.5 Governmental Approval. No consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution, delivery and performance of this Agreement, or any agreement or instrument contemplated by this Agreement, by Dura or the performance by Dura of its obligations contemplated hereby and thereby other than (a) the filings required of both parties pursuant to the H-S-R Act, and (b) in the case of Lilly exercising its right to assign, transfer and convey the Licensed Assets to Dura pursuant to Section 2.4, the information submissions to the FDA provided for in Section 7.1 and compliance with FDA requirements, if any, in connection therewith.

                                    SECTION 7
               ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES

         7.1 Governmental Filings. Lilly and Dura each agree to prepare and file whatever filings, requests or applications are required to be filed with any governmental authority in connection with this Agreement and to cooperate with one another as reasonably necessary to accomplish the foregoing including, without limitation, the filing required by the parties under the H-S-R Act, which the parties agree shall be filed as promptly as possible following the execution of this Agreement but in no event later than ten (10) business days following such execution. Without limiting the generality of the foregoing, prior to the assignment, transfer and conveyance by Lilly to Dura of the Licensed Assets pursuant to Section 2.4, Lilly shall submit to the FDA the information required of a former owner pursuant to 21 C.F.R. Section 314.72 with respect to each NDA, and Dura shall submit to the FDA the information required of a new owner pursuant to 21 C.F.R. Section 314.72 with respect to each NDA.

         7.2      Responsibility for NDAs.

                  (a) Lilly shall remain responsible (until transfer of the NDAs by Lilly to Dura pursuant to Section 2.4, at which time Dura shall become and remain responsible) for fulfilling all regulatory requirements with respect to the Products that are imposed upon Lilly as the owner of the NDAs; provided, however, ********
                           *****************************************************
                           *****************************************************
                           *****************************************************
                           *****************************************************
                           *****************************************************
                           *****************************************************
                           *****************************************************
                           *****************************************************
                           *****************************************************
                           *****************************************************
                           *************** Lilly shall provide Dura, upon request after reasonable notice from Dura, with access to copies of all filings submitted by Lilly to the NDAs and, with respect to Ceclor CD, copies of the Application Summary, which provides a comprehensive summary of all clinical trials conducted under the Ceclor CD NDAs. Nothing set forth herein shall permit Dura to photocopy or otherwise make a reproduction of the NDAs without the consent of Lilly. Dura

*Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed with The Secretary of the Commission without the Mark pursuant to the Company's application requesting confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                           shall, on a timely basis, provide to Lilly all information that Dura has that Lilly does not have that is reasonably necessary and relevant to Lilly's obligations hereunder to fulfill such requirements including, but not limited to, sales distribution information concerning the Products, and shall otherwise cooperate with Lilly as reasonably necessary in connection therewith. Without limiting the generality of the foregoing sentence, in the event that any supplements to the NDAs or any other regulatory requirements are necessitated as a result of transferring manufacturing of the Products from Lilly to any other manufacturer or as a result of any action by Dura (including, but not limited to, acquisition by a third party of substantially all of the assets or outstanding shares of Dura, or merger with Dura) or such other manufacturer, Dura shall, on a timely basis and at Dura's expense, develop and provide to Lilly all information that is reasonably necessary and relevant to Lilly's obligation hereunder to file such supplements or to fulfill such requirements and shall otherwise cooperate with Lilly as reasonably necessary in connection therewith. Lilly shall have the final decision-making authority (until transfer of the NDAs by Lilly to Dura pursuant to Section 2.4, at which time Dura shall have the final decision-making authority) in every case on whether and how to supplement, amend or otherwise alter the NDAs and any other issues in connection with the NDAs (including, but not limited to, decisions to recall the Products) and on whether and how to communicate with the FDA in connection therewith. Dura shall submit to Lilly for Lilly's prior review and approval any request by Dura to pursue approval of any new indication for any Product, to conduct any studies with respect to any Product, and to make any submissions to the FDA with respect to any Product; provided, however, that Lilly shall have the right, in its reasonable judgment and based solely on the scientific merit of the request, to refuse any such request. If Lilly elects to undertake such an obligation, such election shall be subject to Lilly and Dura mutually agreeing upon the terms and conditions (including, but not limited to, compensation to Lilly) of any such obligation.

                  (b) Dura and Lilly have jointly developed written procedures for (i) the reporting of adverse drug experiences, as set forth on EXHIBIT D, (ii) the submission by Dura to Lilly and by Lilly to FDA of labeling and promotional materials related to the Products as set forth in EXHIBIT E, (iii) the administration of and response to medical inquiries concerning the Products by consumers, physicians, pharmacists and other health care professionals as set forth in EXHIBIT F, and (iv) the administration and analysis of and response to complaints concerning the Products as set forth in EXHIBIT G. Dura and Lilly shall each comply with the provisions thereof.

         7.3 Compliance with Law. Dura and Lilly shall each comply with all federal, state and local laws and regulations applicable to manufacturing, marketing and selling the Products in the United States, the Licensed Assets, the Product Patents, the Product Technology, the Bulk Patents, the Bulk Technology or the performance of their respective obligations hereunder and under the Manufacturing Agreement Without limiting the generality of the foregoing sentence, Dura shall not promote the Products for any indications not contained in the approved NDAs or in any manner in conflict with (i) the approved labeling, (ii) with respect to Ceclor CD, the FDA approval letter dated June 25, 1996, and (iii) all other applicable laws or regulations. Dura shall store and distribute samples of the Products in compliance with all applicable laws, including, without limitation, the PDMA. Lilly and Dura each shall keep all records and reports required to be kept by applicable laws and regulations, and each shall make its facilities available at reasonable times during business hours for inspection by representatives of governmental agencies. Lilly and Dura each shall notify the other within twenty-four (24) hours of receipt of any notice or any other indication whatsoever of any FDA or other governmental agency inspection, investigation or other inquiry, or other material notice or communication of any type, involving the Products. Dura and Lilly shall cooperate with each other during any such inspection, investigation or other inquiry including, but not limited to, allowing upon request a representative of the other to be present during the applicable portions of any such inspection, investigation or other inquiry and providing copies of all relevant documents. Dura and Lilly shall discuss any response to observations or notifications received in connection with any such inspection, investigation or other inquiry and each shall give the other an opportunity to comment upon any proposed response before it is made. In the event of disagreement concerning the form or content of such response, however, Lilly shall be responsible for deciding the appropriate form and content of any response with respect to any of its cited activities and Dura shall be responsible for deciding the appropriate form and content of any response with respect to any of its cited activities.

         7.4 Recall. Lilly and Dura shall each maintain such traceability records as may be necessary to permit a recall or field correction of any Products. Each party shall give telephonic notice (to be confirmed in writing) to the other within twenty-four (24) hours of the receipt of any information which indicates a recall may be necessary. The decision to conduct and the right to control a recall shall be solely that of the NDA holder after appropriate consultation with the other party. Each party will cooperate fully with the other in connection with any recall efforts.

         7.5 Confidentiality. Dura shall treat as confidential the Licensed Assets, the Bulk Patents, the Bulk Technology, the Product Patents, the Product Technology, and all other information of Lilly of which Dura becomes aware (whether in writing or orally or by sensory detection) in connection with this Agreement or the Manufacturing Agreement (collectively, "Lilly Proprietary Information"). Dura shall neither disclose Lilly Proprietary Information to any third party nor use Lilly Proprietary Information for any purpose other than as set forth in this Agreement. Lilly shall treat as confidential all information of Dura of which Lilly becomes aware (whether in writing or orally or by sensory detection) in connection with this Agreement or the Manufacturing Agreement (collectively, "Dura Proprietary Information"). Lilly shall neither disclose Dura Proprietary Information to any third party nor use Dura Proprietary Information for any purpose other than as set forth in this Agreement.

         Nothing contained herein will in any way restrict or impair either party's (the "Using Party's") right to use, disclose or otherwise deal with any Proprietary Information of the other party which:

                  (a) at the time of disclosure is known to the public or thereafter becomes known to the public by publication or otherwise through no fault of the Using Party;

                  (b) the Using Party can establish was in its possession prior to the time of the disclosure and was not obtained directly or indirectly from the other party;

                  (c) is independently made available as a matter of right to the Using Party by a third party who is not thereby in violation of a confidential relationship with the other party;

                  (d) is developed by the Using Party independently of the Proprietary Information received from the other party and the Using Party can establish such development; or

                  (e) is information required to be disclosed by legal or regulatory process; provided, in each case the Using Party timely informs the other party and uses reasonable efforts to limit the disclosure and maintain confidentiality to the extent possible and permits the other party to intervene and contest or attempt to limit the disclosure.

         Dura shall obtain no right or license of any kind under the Lilly Proprietary Information except as set forth in this Agreement. Lilly shall obtain no right or license of any kind under the Dura Proprietary Information except as set forth in this Agreement.

         7.6 Expenses. Lilly and Dura shall each bear their own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and, except as set forth in this Agreement, the performance of the obligations contemplated hereby.

         7.7 Customers. Lilly and Dura shall cooperate with each other in notifying all customers relating to the Activities and other interested parties of the consummation of the transactions contemplated hereby as set forth in APPENDIX B to the Manufacturing Agreement.

         7.8 Reasonable Efforts. Lilly and Dura each hereby agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or proper to make effective the transactions contemplated by this Agreement, including such actions as may be reasonably necessary to obtain approvals and consents of governmental Persons and other Persons (including, without limitation, all applicable drug listing and NDA notifications to the FDA identifying Dura as a distributor of the Products); provided that no party shall be required to (i) pay money (other than as expressly required pursuant to this Agreement), or (ii) assume any other material obligation not otherwise required to be assumed by this Agreement.

         7.9 Publicity. The parties agree that no publicity release or announcement concerning the transactions contemplated hereby or in the

Manufacturing Agreement shall be issued without the advance written consent of the other, except as such release or announcement may be required by law, in which case the party making the release or announcement shall, before making any such release or announcement, afford the other party a reasonable opportunity to review and comment upon such release or announcement. Dura and Lilly recognize that disclosure of this Agreement and the Manufacturing Agreement (including copies of each) to the IRS and other tax authorities is likely to be required, and each waives the requirements of this subsection with respect to disclosure (and copies) to such entities.

         7.10 Cooperation. If either party shall become engaged in or participate in any investigation, claim, litigation or other proceeding with any third party, including the FDA, relating in any way to the Products or any of the Licensed Assets, the Product Patents, the Product Technology, the Bulk Patents, or the Bulk Technology, the other party shall cooperate in all reasonable respects with such party in connection therewith, including, without limitation, using its reasonable efforts to make available to the other such employees who may be helpful with respect to such investigation, claim, litigation or other proceeding, provided that, for purposes of this provision, reasonable efforts to make available any employee shall be deemed to mean providing a party with reasonable access to any such employee at no cost for a period of time not to exceed 24 hours (e.g., three 8-hour business days). Thereafter, any such employee shall be made available for such time and upon such terms and conditions (including, but not limited to, compensation) as the parties may mutually agree.

         7.11 No Sale for Resale. Neither Dura nor any sublicensee of Dura shall knowingly sell any Products to anyone in the United States for subsequent distribution or resale outside the United States and each shall take all reasonable precautions to prevent such distribution or resale outside the United States. Lilly shall not knowingly sell any Products to anyone in the United States or outside the United States for subsequent distribution or resale in the United States and Lilly shall take all reasonable precautions to prevent such distribution or resale in the United States.

                                               *Confidential Treatment Requested

         7.12 Product Returns. Dura shall be responsible for all rebates, chargebacks and returns of Products sold on or after the date of this Agreement and Lilly shall be responsible for all rebates, chargebacks and returns of Products sold prior to the date of this Agreement; provided, however, that if the parties are unable to determine whether a particular Product was sold before or after the date of this Agreement, then with respect to any such Product, Dura shall be responsible for all rebates, chargebacks and returns of Products returned more than *************** after the date of this Agreement, and Lilly shall be responsible for all rebates, chargebacks and return of Products returned within *************** after the date of this Agreement. Notwithstanding the above, Lilly shall (a) *************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********** and (b) *************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
*************************

         7.13 Conflicting Rights. Lilly shall not grant any right to any third party relating to the Activities which would violate the terms of or conflict with the rights granted to Dura pursuant to this Agreement or the Manufacturing Agreement.

         7.14 Patent Maintenance. Lilly shall be solely responsible for filing, prosecuting, and maintaining all of the Product Patents and Bulk Patents, and Lilly shall pay the costs associated therewith. Lilly shall file, prosecute, and maintain all Product Patents and Bulk Patents so as to fully continue the benefits under the licenses granted to Dura hereunder. In the event that any extension, registration, confirmation, reissue, renewal, reexamination or continuation-in-part is to be filed with respect to a Product Patent, Lilly shall provide Dura with the opportunity to review such extension, registration, confirmation, reissue, renewal, reexamination or continuation-in-part and provide input thereto.

*Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed with The Secretary of the Commission without the Mark pursuant to the Company's application requesting confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

        7.15      Infringement; Enforcement of Proprietary Rights.

                  (a) Infringement of Patent Rights. Each party shall promptly notify the other of any alleged infringement by third parties of any Product Patent or Bulk Patent and provide any information available to that party relating to such alleged infringement. Lilly shall have the responsibility to investigate such alleged infringement and act diligently to end any infringement of such rights, including, but not limited to, bringing suit against such third party infringer.

                  (b) Procedures. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of each party, which consent shall not be unreasonably withheld or delayed. Any recovery of damages in any such suit shall be retained by the party bearing the costs of such suit. In the event of any infringement suit against a third party brought by either party pursuant to this Section 7.15, the party not bringing such suit shall cooperate in all respects, execute any documents reasonably necessary to permit the other party to prosecute such suit, and to the extent reasonable shall make available its employees and relevant records to provide evidence for such suit.

                  (c) Infringement of Third Party Rights. If, during the term of this Agreement, any third party (other than an Affiliate of Dura) claims that Dura's marketing or selling of Products hereunder infringes on a third party patent based upon claims that dominate claims in the Product Patents, within 120 days after notice by Dura, Lilly shall (i) initiate an action for a declaratory judgment of invalidity and/or non-infringement of any such patents, or (ii) procure for Dura the right to exercise all rights licensed under this Agreement without any additional payment therefor by Dura.

         7.16 Supply of Product. Subject to the terms and conditions set forth in the Manufacturing Agreement, Lilly shall maintain the capacity throughout the term of the Manufacturing Agreement to meet the requirements of Dura thereunder.

         7.17 Technology. Lilly shall be solely responsible for maintaining the Product Technology and the Bulk Technology in accordance with the terms set forth herein and in the Manufacturing Agreement.

         7.18 Deemed Breach of Covenant. Neither Lilly nor Dura shall be deemed to be in breach of any covenant contained in this Section 7 if such party's deemed breach is the result of any action or inaction on the part of the other party.

                                    SECTION 8
                                 INDEMNIFICATION

         8.1 Indemnification. (a) Lilly shall indemnify, defend and hold Dura (and its directors, officers, employees, and Affiliates) harmless from and against any and all Damages incurred or suffered by Dura (and its directors, officers, employees, and Affiliates) (excluding incidental or consequential Damages suffered or incurred by Dura directly (as opposed to incidental or consequential Damages suffered or incurred by third parties who are, in turn, seeking the same from Dura, which shall be covered by the indemnity set forth herein)) as a consequence of:

                           (i) any breach of any representation or warranty made by Lilly in this Agreement, or in the Manufacturing Agreement, provided that, in the case of a breach of any representation or warranty made by Lilly in this Agreement, notice of a claim based upon any such breach is received by Lilly prior to the expiration of such representation and warranty pursuant to Section 10.4;

                           (ii) any failure to perform duly and punctually any covenant, agreement or undertaking on the part of Lilly contained in this Agreement or in the Manufacturing Agreement;

                           (iii) any material misrepresentation in or material omission from any agreement, instrument or document delivered by Lilly pursuant to the terms of this Agreement, or the Manufacturing Agreement; or

                           (iv)     any Excluded Liabilities.

                  (b) Dura shall indemnify, defend and hold Lilly (and its directors, officers, employees, and Affiliates) harmless from and against any and all Damages incurred or suffered by Lilly (and its directors, officers, employees, and Affiliates) (excluding incidental or consequential Damages suffered or incurred by Lilly directly (as opposed to incidental or consequential Damages suffered or incurred by third parties who are, in turn, seeking the same from Lilly, which shall be covered the indemnity set forth herein)) as a consequence of:

                           (i) any breach of any representation or warranty made by Dura in this Agreement, or in the Manufacturing Agreement, provided that, in the case of a breach of any representation or warranty made by Dura in this Agreement, notice of a claim based upon any such breach is received by Dura prior to the expiration of such representation and warranty pursuant to Section 10.4;

                           (ii) any failure to perform duly and punctually any covenant, agreement or undertaking on the part of Dura contained in this Agreement or in the Manufacturing Agreement;

                           (iii) any material misrepresentation in or material omission from any agreement, instrument or document delivered by Dura pursuant to the terms of this Agreement or the Manufacturing Agreement; or

                           (iv)     any Assumed Liabilities.

         8.2 Notice and Opportunity To Defend. Promptly after receipt by a party hereto of notice of any claim which could give rise to a right to indemnification pursuant to Section 8.1, such party (the "Indemnified Party") shall give the other party (the "Indemnifying Party") written notice describing the claim in reasonable detail. The failure of an Indemnified Party to give notice in the manner provided herein shall not relieve the Indemnifying Party of its obligations under this Section , except to the extent that such failure to give notice materially prejudices the Indemnifying Party's ability to defend such claim. The Indemnifying Party shall have the right, at its option, to compromise or defend, at its own expense and by its own counsel, any such matter involving the asserted liability of the party seeking such indemnification. If the Indemnifying Party shall undertake to compromise or defend any such asserted liability, it shall promptly (and in any event not less than ten (10) days after receipt of the Indemnified Party's original notice) notify the Indemnified Party in writing of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise or defense against any such asserted liability. All reasonable costs and expenses incurred in connection with such cooperation shall be borne by the Indemnifying Party. If the Indemnifying Party elects not to compromise or defend the asserted liability, fails to notify the Indemnified Party of its election to compromise or defend as herein provided, fails to admit its obligation to indemnify under this Agreement with respect to the claim, or, if in the reasonable opinion of the Indemnified Party, the claim could result in the Indemnified Party becoming subject to injunctive relief or relief other than the payment of money damages that could materially adversely affect the ongoing business of the Indemnified Party in any manner, the Indemnified Party shall have the right, at its option, to pay, compromise or defend such asserted liability by its own counsel and its reasonable costs and expenses shall be included as part of the indemnification obligation of the Indemnifying Party hereunder. Notwithstanding the foregoing, neither the

                                              *Confidential Treatment Requested

Indemnifying Party nor the Indemnified Party may settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnified Party and the Indemnifying Party may participate, at their own expense, in the defense of such asserted liability. If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. Notwithstanding anything to the contrary in this
Section 8.2, (i) the party conducting the defense of a claim shall (A) keep the other party informed on a reasonable and timely basis as to the status of the defense of such claim (but only to the extent such other party is not participating jointly in the defense of such claim), and (B) conduct the defense of such claim in a prudent manner, and (ii) the Indemnifying Party shall not cease to defend, settle or otherwise dispose of any claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld).

         8.3 Indemnification Payment Obligation. No Indemnifying Party will have any obligations under Sections 8.l(a) or 8.1(b) until the cumulative aggregate amount of Damages incurred or suffered by the Indemnified Party which the Indemnifying Party is otherwise subject to under this Agreement exceeds
******** at which time the entire cumulative aggregate amount of such Damages shall be covered. The provisions of this Section 8.3 shall not limit or otherwise affect the obligations of any Indemnifying Party under any other Section of this Agreement.

         8.4 Indemnification Payment Adjustments. The amount of any Damages for which indemnification is provided under this Section 8 shall be reduced to take account of any net tax benefit and shall be increased to take account of any net tax detriment arising from the incurrence or payment of any such Damages or from the receipt of any such indemnification payment and shall be reduced by the insurance proceeds received and any other amount recovered, if any, by the Indemnified Party with respect to any Damages; provided, however, that an Indemnified Party shall not be subject to an obligation to pursue an insurance claim relating to any Damages for which indemnification is sought hereunder. If any Indemnified Party shall have received any payment pursuant

*Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed with The Secretary of the Commission without the Mark pursuant to the Company's application requesting confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

to this Section 8 with respect to any Damages and shall subsequently have received insurance proceeds or other amounts with respect to such Damages, then such Indemnified Party shall pay to the Indemnifying Party an amount equal to the difference (if any) between (i) the sum of the amount of those insurance proceeds or other amounts received and the amount of the payment by such Indemnifying Party pursuant to this Section 8 with respect to such Damages and
(ii) the amount necessary to fully and completely indemnify and hold harmless such Indemnified Party from and against such Damages; provided, however, in no event will such Indemnified Party have any obligation pursuant to this sentence to pay to such Indemnifying Party an amount greater than the amount of the payment by such Indemnifying Party pursuant to this Section 8 with respect to such Damages.

         8.5 Indemnification Payment. Upon the final determination of liability and the amount of the indemnification payment under this Section 8, the appropriate party shall pay to the other, as the case may be, within ten
(10) business days after such determination, the amount of any claim for indemnification made hereunder.

         8.6 Survival. The provisions of Section 8 shall survive any termination of this Agreement and any termination of the Manufacturing Agreement. Each Indemnified Party's rights under Section 8 shall not be deemed to have been waived or otherwise affected by such Indemnified Party's waiver of the breach of any representation, warranty, agreement or covenant contained in or made pursuant this Agreement or the Manufacturing Agreement, unless such waiver expressly and in writing also waives any or all of the Indemnified Party's right under Section 8.

                                    SECTION 9
                                   TERMINATION

         9.1 Termination. Anything herein to the contrary notwithstanding, this Agreement may be terminated as follows:

                  (a)      Termination for Insolvency. If either Dura or Lilly
                           (i) makes a general assignment for the benefit of creditors or becomes insolvent; (ii) files an insolvency petition in bankruptcy; (iii) petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets; (iv) commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, adjustment of debt, dissolution, liquidation or any other similar proceeding for the release of financially distressed debtors; or (v) becomes a party to any proceeding or action of the type described above in (iii) or (iv) and such proceeding or action remains undismissed or unstayed for a period of more than sixty (60) days, then the other party may by written notice terminate this Agreement in its entirety with immediate effect.

                  (b)      Termination for Default.

                           (i) Dura and Lilly each shall have the right to terminate this Agreement with respect to a specific Product for default upon the other's failure to comply in any material respect with the terms and conditions of this Agreement or the Manufacturing Agreement that relate to such specific Product. At least ninety (90) days prior to any such termination for default, the party seeking to so terminate shall give the other written notice of its intention to terminate this Agreement in accordance with the provisions of this Section 9.1(b), which notice shall set forth the default(s) which form the basis for such termination. If the defaulting party fails to correct such default(s) within ninety (90) days after receipt of notification, or if the same cannot reasonably be corrected or remedied within ninety (90) days, then if the defaulting party has not commenced curing said default(s) within said ninety (90) days and be diligently pursuing completion of same, then such party immediately may terminate this Agreement with respect to such Product.

                           (ii) This Section 9.1(b) shall not be exclusive and shall not be in lieu of any other remedies available to a party hereto for any default hereunder on the part of the other party, including without limitation, Dura's rights with respect to a Refund Event.

                  (c) Termination Upon Transfer. If Lilly elects to transfer the Licensed Assets relating to both Products to Dura pursuant to Section 2.4, this Agreement shall, subject to the provision of subparagraph (e) of this Section 9, terminate automatically, and without the need for notice, simultaneously with the execution and delivery by Lilly to Dura of the Bill of Sale, Trademark Assignment and Copyright Assignment described in
                           Section 2.4. If Lilly elects to transfer the Licensed Assets relating solely to one Product, this Agreement shall remain in full force and effect with respect to the remaining Product. All of the rights under the licenses granted by Lilly to Dura pursuant to Sections 2.1 and 2.2 hereof shall remain in full force and effect.

                  (d)      Rights Upon Termination.

                           (i)      Lilly Rights Upon Termination Upon Default
                                    by Dura. In the event of termination of this
                                    Agreement by Lilly under Section
                                    9.1(b)*******
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                                    ********************************************
                                    ********************************************
                                    ********************************************
                                    ********************************************
                                    ********************************************
                                    ********************************************
                                    ********************************************
                                    ********************************************
                                    ********************************************
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                                    ********************************************
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                                    ********************************************
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                                    ********************************************
                                    ********************************************
                                    ********************************************
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                                    ********************************************
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                           (ii)     Dura Rights Upon Termination Upon Default by
                                    Lilly. In the event of termination of this
                                    Agreement by Dura under Section
                                    9.1(b)********
                                    ********************************************
                                    ********************************************
                                    ********************************************
                                    ********************************************
                                    ********************************************
                                    ********************************************
                                    ********************************************
                                    ********************************************

*Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed with The Secretary of the Commission without the Mark pursuant to the Company's application requesting confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                    ********************************************
                                    ********************************************
                                    ********************************************
                                    ********************************************

                  (e) Continuing Obligations. Termination of this Agreement for any reason shall not relieve the parties of any obligation accruing prior thereto with respect to the terminated Product and any ongoing obligations hereunder with respect to the remaining Product and shall be without prejudice to the rights and remedies of either party with respect to any antecedent breach of the provisions of this Agreement. Without limiting the generality of the foregoing, no termination of this Agreement, whether by lapse of time or otherwise, shall serve to terminate the obligations of the parties hereto under subsections 2.2 (but only to the extent Dura has rights to such licenses upon termination as provided for in the provisions contained herein and in the Manufacturing Agreement), 2.3, 3.2, 3.4, 3.6, 7.2, 7.3, 7.4, 7.5, 7.10, 7.12,
                           7.13, 7.14, 7.15, section 8, subsections 9.1(e),
                           9.1(f) and section 10 (except for subsection 10.4, which shall expire in accordance with the term contained therein) hereof, and such obligations shall survive any such termination.

                  (f) Returned Materials. On the termination of this Agreement (other than pursuant to Section 9.1(c)), Lilly and Dura each shall return to the other all information which it possesses or controls that belongs to the other, except that each may retain a copy for recordkeeping purposes.

*Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed with The Secretary of the Commission without the Mark pursuant to the Company's application requesting confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                   SECTION 10
                                  MISCELLANEOUS

         10.1 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither Lilly nor Dura may assign any of its rights, duties or obligations hereunder without the prior written consent of the other, which consent may be withheld in the other's sole discretion, except that no prior written consent shall be required in the event that a third party acquires substantially all of the assets or outstanding shares of, or merges with, Dura or Lilly, as the case may be. No assignment of this Agreement or of any rights hereunder shall relieve the assigning party of any of its obligations or liability hereunder.

         10.2 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, prepaid telex, cable, telegram or facsimile and confirmed in writing, or mailed first class, postage prepaid, by registered or certified mail, return receipt requested (mailed notices and notices sent by telex, cable or telegram shall be deemed to have been given on the date received) as follows:

         If to Lilly, as follows:

              Eli Lilly and Company
              Lilly Corporate Center
              Indianapolis, Indiana 46285
              Facsimile: (317) 277-3354
              Attn: President, North American Pharmaceutical Operations

         With a copy to:

              Eli Lilly and Company
              Lilly Corporate Center
              Indianapolis, Indiana  46285
              Facsimile:  (317) 276-6221
              Attn:  General Counsel

         If to Dura, as follows:

              Dura Pharmaceuticals, Inc.
              5880 Pacific Center Boulevard
              San Diego, California  92121-4204
              Attn:  Office of the General Counsel

or in any case to such other address or addresses as hereafter shall be furnished as provided in this Section 10.2 by any party hereto to the other party.

         10.3 Waiver; Remedies. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument executed by such party. No delay on the part of Lilly or Dura in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either Lilly or Dura of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The indemnification provided in Section 8 shall be the sole remedy available for any Damages arising out of or in connection with this Agreement except for any rights or remedies which the parties hereto may otherwise have in equity.

         10.4 Survival of Representations. Each of the representations and warranties made in this Agreement (but not including the Manufacturing Agreement, which shall be governed by the terms and conditions contained therein) shall survive only for a period of two (2) years after the Closing Date and shall thereafter be extinguished.

         10.5 Entire Agreement. This Agreement, together with the Manufacturing Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings of the parties relating thereto.

         10.6 Amendment. This Agreement may be modified or amended only by written agreement of the parties hereto.

         10.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

         10.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Indiana excluding any choice of law rules which may direct the application of the law of another state.

         10.9 Captions. All section titles or captions contained in this Agreement, in any Schedule referred to herein or in any Exhibit annexed hereto, and the table of contents, if any, to this Agreement are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

         10.10 No Third-Party Rights. No provision of this Agreement shall be deemed or construed in any way to result in the creation of any rights or obligation in any Person not a party to this Agreement.

         10.11 Severability. If any provision of this Agreement is found or declared to be invalid or unenforceable by any court or other competent authority having jurisdiction, such finding or declaration shall not invalidate any other provision hereof, and this Agreement shall thereafter continue in full force and effect.

         10.12 Attachments. All Schedules, Exhibits and other attachments to this Agreement are by this reference incorporated herein and made a part of this Agreement.

         10.13 Use of the Word "Products". Unless the context indicates otherwise, the use of the word "Products" shall be construed to mean the individual products Ceclor CD and/or Keftab, as appropriate.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the day and year first above written.

ELI LILLY AND COMPANY               DURA PHARMACEUTICALS, INC.

By:     /s/ Sidney Taurel           By:    /s/ Cam L. Garner
        --------------------               -------------------------------
Title:  President and Chief         Title: Chairman, President and
        Operating Officer                  Chief Executive Officer









Dura/License Agreement - 8/20/96
                                      -46-